Exhibit 23.1

Patrizio & Zhao, LLC
Certified Public Accountants and Consultants	322 Route 46 West
Parsippany, NJ 07054 Tel: (973) 882-8810 Fax: (973) 882-0788 www.pzcpa.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Amendment to the Registration Statement (Form S-1) pertaining to the registration of 9,939,203 shares of common stock of Keyuan Petrochemicals Inc, of our report dated February 23, 2010 (Except for the consolidated statements of stockholders’ equity and the EPS information on the consolidated statements of operations and comprehensive loss as to which the date is September 27, 2010) with respect to the financial statements of Keyuan International Group Ltd. for the periods ended December 31, 2009 and 2008 and of our report dated August 10, 2010 (Except for the Consolidated Statements of Stockholders’ Equity and Note 24 as to which the date is October 15, 2010 ) with respect to the financial statements of Keyuan International Group Ltd. for the period ended June 30, 2010. We also consent to the reference to us under the heading “Experts” in the above referenced Registration Statement.

/s/ Patrizio & Zhao, LLC
Certified Public Accountants and Consultants

Parsippany, New Jersey
October 15,  2010